EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We have issued our reports dated March 13, 2009, with respect to the financial statements, and internal control over financial reporting included in the Annual Report of Rubicon Technology, Inc. on Form 10-K for the year ended December 31, 2008. We hereby consent to the incorporation by reference of said reports in the Registration Statement of Rubicon Technology, Inc. on Form S-8 (File No. 333-147552, effective November 20, 2007).

/s/ GRANT THORNTON LLP

GRANT THORNTON LLP

Madison, Wisconsin

March 13, 2009